RESOLUTION OF THE
BOARD OF DIRECTORS OF BANK OF HAWAII CORPORATION

Limited Power of Attorney for Reporting Under Section 16(a)

December 18, 2020

	WHEREAS, the Board of Directors ("the "Board") of Bank of Hawaii Corporation
(the "Corporation") wishes to grant a limited power of attorney to Kelly Y.
Uwaine to assist its officers and directors in complying with requirements of
Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and the
duties and regulations thereunder; and

	WHEREAS, Section 16(a) and Rule 16a-3 under the 1934 Act require "officers"
and "directors" of the Corporation to file certain reports with the United
States Securities and Exchange Commission (the "Commission") and with the
Corporation; and

	WHEREAS, each Director required to comply with Section 16 of the 1934 Act ("Insider") desires to nominate, constitute, and appoint Kelly Y. Uwaine as his or her lawful attorney and agent to perform the following:

	(1) execute for and on behalf of each Insider, in his or her individual capacity or in a fiduciary or any other capacity, Forms 3, 4 and 5 or to any amendment thereto, or any form or forms adopted by the Commission in lieu thereof or in addition thereto in accordance with Section 16(a) of the 1934
Act and the rules thereunder;

	(2) do and perform any and all acts for and on behalf of each Insider which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 and timely file such form with the Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, each Insider.

	NOW, THEREFORE, it is resolved that the Board and each Insider hereby grants to Kelly Y. Uwaine attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted.

	FURTHER RESOLVED, the Board and each Insider acknowledges that the foregoing attorney-in-fact, in serving in such capacity on behalf of each Insider, is not assuming any of Insider's responsibilities to comply with
Section 16 of the 1934 Act.

	FURTHER RESOLVED, this appointment shall remain in full force and effect until the Insider is no longer required to file Forms 3, 4 and 5 with respect to the Insider's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the Insider in a signed writing delivered to the foregoing attorney-in-fact.


SECRETARY'S CERTIFICATE


      I, Patrick M. McGuirk, do hereby certify that I am the duly appointed Senior Executive Vice President, Chief General Counsel, and Corporate Secretary of Bank of Hawaii Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"); and

      I further certify that the Board of Directors of the Corporation approved the appointment of Kelly Y. Uwaine as attorney-in-fact and agent on behalf of each Director required to file a report with
Section 16 of the Securities Exchange Act of 1934 on December 18,
2020; and

      I further certify that Kelly Y. Uwaine is authorized to execute any and all documents and perform actions as may be required regarding compliance with Section 16 reporting requirements.
     IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Corporation on this 18th day of December 2020.



BANK OF HAWAII CORPORATION


    ________________________________
Patrick M. McGuirk, Senior Executive
Vice President, Chief General Counsel,
and Corporate Secretary